Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE NEW YORK 10036-6522 ——	FIRM/AFFILIATE OFFICES ——
TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO SAN FRANCISCO WASHINGTON, D.C. WILMINGTON ——
August 7, 2007	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SINGAPORE SYDNEY TOKYO TORONTO VIENNA

The Nasdaq Stock Market, Inc.

One Liberty Plaza

New York, New York 10006

Re:	The Nasdaq Stock Market, Inc. Registration Statement on
Form S-4

Ladies and Gentlemen:

We have acted as special counsel to The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company of an aggregate of up to 60,561,515 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Transaction Agreement, dated as of May 25, 2007 (the “Transaction Agreement”), between the Company and OMX AB (publ), a public corporation organized under the laws of Sweden. This opinion is being furnished to you at your request.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2007 under the Act; and (ii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and

The Nasdaq Stock Market, Inc.

August 7, 2007

representations set forth in the documents referred to above. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Shares will be consummated in the manner contemplated by the Registration Statement and other relevant documents.

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based upon and subject to the foregoing, we hereby confirm that, although the discussion set forth in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” does not purport to discuss all possible United States federal income tax consequences of the Offer, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Offer to holders under current United States federal income tax law.

The Nasdaq Stock Market, Inc.

August 7, 2007

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Offer. This opinion has been prepared for you in connection with the Registration Statement. It may not be relied upon by anyone else without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP